Exhibit 7

Spansion Inc.

Public Offering of Class A Common Stock

December 1, 2005

Citigroup Global Markets Inc.

Credit Suisse First Boston LLC

J.P. Morgan Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Morgan Stanley & Co. Incorporated

Deutsche Bank Securities Inc.

UBS Securities LLC

Dresdner Kleinwort Wasserstein Securities LLC

As Representatives of the several Underwriters,

c/o	Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

and

c/o	Credit Suisse First Boston LLC

11 Madison Avenue

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Spansion Inc., a Delaware corporation (the “Company”), and each of you as representatives (the “Representatives”) of a group of Underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of Class A Common Stock, $0.001 par value (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of each of Citigroup Global Markets Inc. and Credit Suisse First Boston LLC, offer, sell, contract to sell, pledge or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, during the period commencing on the date hereof and ending 180 days after the date of the Underwriting Agreement (the “Restricted Period”). For the purposes of this letter, officers and members of the Company’s board of directors shall not be deemed an affiliate of Advanced Micro Devices, Inc. (“AMD”), Fujitsu Limited (“Fujitsu”), the Company or any of their respective subsidiaries.

Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for Common Stock) (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or any person related to the undersigned by blood, marriage or adoption, but no more than first cousin, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to any third party granted an interest in the undersigned’s will or under the laws of descent, provided that the donee agrees to be bound in writing by the restrictions set forth herein, (iv) in transactions relating to shares of Common Stock acquired by the undersigned in open market transactions after the completion of the Offering or (v) if the undersigned is a corporation, business trust, association, limited liability company, partnership, limited liability partnership or other entity (individually, an “Entity”), the undersigned may transfer (including by way of transfers in accordance with Sections 3.2(a), (b) and (c) of the Form of Stockholders Agreement of Spansion Inc., among AMD, Fujitsu, AMD Investments, Inc. and the Company filed with the Securities and Exchange Commission on October 21, 2005) the capital stock of the Company to any Entity which is directly or indirectly controlled by, or is under common control, with the undersigned, provided that it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this lock-up agreement and there shall be no further transfer of such capital stock except in accordance with this lock-up agreement, and provided further that any such transfer shall not involve a disposition for value. Notwithstanding the foregoing sentence, a transfer, sale or distribution pursuant to (i), (ii), (iii) or (v) above shall not be permitted without the consent of each of Citigroup Global Markets Inc. and Credit Suisse First Boston LLC if such transfer, sale or distribution shall require, and no party shall voluntarily make, a filing under the Securities Exchange Act of 1934, as amended.

If (1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Restricted Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, unless otherwise waived by each of Citigroup Global Markets Inc. and Credit Suisse First Boston LLC in its sole discretion, then the foregoing restrictions shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Restricted Period pursuant to the previous paragraph will be delivered by the Representatives to the Company (in accordance with the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial Restricted Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Restricted Period (as may have been extended pursuant to the previous paragraph) has expired.

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If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement) or if either AMD or Fujitsu provides written notice to Citigroup Global Markets Inc. and Credit Suisse First Boston LLC that the Company will not be proceeding with the Offering, the agreement set forth above shall be terminated. In addition, the agreement set forth above shall immediately terminate upon (i) the failure of Fujitsu to execute a letter agreement substantially similar to that hereto (the “Fujitsu Lock-up”) prior to the date of the Underwriting Agreement or (ii) the termination of the Fujitsu Lock-up. Upon the amendment of any material term of the Fujitsu Lock-up or any waiver by the Representatives of any of their rights thereunder, this letter agreement shall immediately be amended or the rights hereunder waived, as the case may be, to the same extent as the Fujitsu Lock-up. The Representatives shall notify the undersigned promptly of any termination, amendment or waiver of any provision of the Fujitsu Lock-up.

Yours very truly,

AMD Investments, Inc.

By:	/s/ J. Michael Woollems
Name:	J. Michael Woollems
Title:	Vice President and Treasurer

Spansion Inc.

Public Offering of Class A Common Stock

November 30, 2005

Citigroup Global Markets Inc.

Credit Suisse First Boston LLC

J.P. Morgan Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Morgan Stanley & Co. Incorporated

Deutsche Bank Securities Inc.

UBS Securities LLC

Dresdner Kleinwort Wasserstein Securities LLC

As Representatives of the several Underwriters,

c/o	Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

and

c/o	Credit Suisse First Boston LLC

11 Madison Avenue

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Spansion Inc., a Delaware corporation (the “Company”), and each of you as representatives (the “Representatives”) of a group of Underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of Class A Common Stock, $0.001 par value (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of each of Citigroup Global Markets Inc. and Credit Suisse First Boston LLC, offer, sell, contract to sell, pledge or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, during the period commencing on the date hereof and ending 180 days after the date of the Underwriting Agreement (the “Restricted Period”). For the purposes of this letter, officers and members of the Company’s board of directors shall not be deemed an affiliate of Advanced Micro Devices, Inc. (“AMD”), Fujitsu Limited (“Fujitsu”), the Company or any of their respective subsidiaries.

Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for Common Stock) (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or any person related to the undersigned by blood, marriage or adoption, but no more than first cousin, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to any third party granted an interest in the undersigned’s will or under the laws of descent, provided that the donee agrees to be bound in writing by the restrictions set forth herein, (iv) in transactions relating to shares of Common Stock acquired by the undersigned in open market transactions after the completion of the Offering or (v) if the undersigned is a corporation, business trust, association, limited liability company, partnership, limited liability partnership or other entity (individually, an “Entity”), the undersigned may transfer (including by way of transfers in accordance with Sections 3.2(a), (b) and (c) of the Form of Stockholders Agreement of Spansion Inc., among AMD, Fujitsu, AMD Investments, Inc. and the Company filed with the Securities and Exchange Commission on October 21, 2005) the capital stock of the Company to any Entity which is directly or indirectly controlled by, or is under common control, with the undersigned, provided that it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this lock-up agreement and there shall be no further transfer of such capital stock except in accordance with this lock-up agreement, and provided further that any such transfer shall not involve a disposition for value. Notwithstanding the foregoing sentence, a transfer, sale or distribution pursuant to (i), (ii), (iii) or (v) above shall not be permitted without the consent of each of Citigroup Global Markets Inc. and Credit Suisse First Boston LLC if such transfer, sale or distribution shall require, and no party shall voluntarily make, a filing under the Securities Exchange Act of 1934, as amended.

2

If (1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Restricted Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, unless otherwise waived by each of Citigroup Global Markets Inc. and Credit Suisse First Boston LLC in its sole discretion, then the foregoing restrictions shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Restricted Period pursuant to the previous paragraph will be delivered by the Representatives to the Company (in accordance with the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial Restricted Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Restricted Period (as may have been extended pursuant to the previous paragraph) has expired.

[Remainder of page intentionally left blank]

3

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement) or if either AMD or Fujitsu provides written notice to Citigroup Global Markets Inc. and Credit Suisse First Boston LLC that the Company will not be proceeding with the Offering, the agreement set forth above shall be terminated. In addition, the agreement set forth above shall immediately terminate upon (i) the failure of Fujitsu to execute a letter agreement substantially similar to that hereto (the “Fujitsu Lock-up”) prior to the date of the Underwriting Agreement or (ii) the termination of the Fujitsu Lock-up. Upon the amendment of any material term of the Fujitsu Lock-up or any waiver by the Representatives of any of their rights thereunder, this letter agreement shall immediately be amended or the rights hereunder waived, as the case may be, to the same extent as the Fujitsu Lock-up. The Representatives shall notify the undersigned promptly of any termination, amendment or waiver of any provision of the Fujitsu Lock-up.

Yours very truly,

Advanced Micro Devices, Inc.

By:	/s/ Faina Medzonsky
Name:	Faina Medzonsky
Title:	Assistant Secretary

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